EXHIBIT 10.4


                   AGREEMENT TO DISCHARGE DEBT OF BACK SALARY




Diversified Product Inspections, Inc., is indebted to me for back salary, totaling $120,978.00.  I am willing to accept 120,978 shares of the Company's Common Stock as payment in full for this debt.





Signed this16th day of November, 2000, in Oak Ridge, Tennessee.



Print Name:       Ann Furlong



Signature:/s/ Ann Furlong